SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CHRIS-CRAFT INDUS

                    GAMCO INVESTORS, INC.
                                 7/17/01            2,000            70.8600
			  GABELLI ASSOCIATES LIMITED
          				   7/11/01		   50,000		   69.6401
					   7/13/01           94,400            70.2769
			               7/17/01		   65,000            70.7637
			  GABELLI INTERNATIONAL LIMITED
					   7/13/01		    5,600		   70.2938
			  GABELLI SECURITIES, INC.
					   7/03/01		    1,900		   71.9179
					   7/05/01		    1,500		   71.5413
    					   7/10/01		    3,000		   69.8533
 					   7/11/01		    1,000		   69.6000
					   7/13/01		    5,600	         70.2769

          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.